Exhibit 10.1

CERTAIN INFORMATION IN THIS DOCUMENT, MARKED BY [**], HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(b)(10)(iv). SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Amendment No. 2
to the Master Agreement

This Amendment No. 2 (“Amendment No. 2”) to the Master Agreement is entered into and effective as of March 7, 2024 (“Amendment No. 2 Effective Date”) by and between Regeneron Pharmaceuticals, Inc., a corporation organized under the laws of New York (“Regeneron”), and Alnylam Pharmaceuticals, Inc., a corporation organized under the laws of Delaware (“Alnylam”). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Recitals

WHEREAS, Regeneron and Alnylam are parties to that certain Master Agreement dated April 8, 2019 (“Master Agreement”) as amended by Amendment No. 1 to the Master Agreement dated April 10, 2023 (“Amendment No. 1”) (the Master Agreement, together with Amendment No. 1, the “Agreement”);

WHEREAS, pursuant to Amendment No. 1, Regeneron and Alnylam agreed to conduct certain technology development activities related to the generation and evaluation of [**], in accordance with the [**] Research Plan attached to the Agreement as Schedule 1.277;

WHEREAS, the Parties now wish to further amend the Agreement and the [**] Research Plan as provided herein.

NOW THEREFORE, in consideration of the foregoing and the agreements below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.The Parties hereby agree that the [**] Research Plan attached to the Agreement as Schedule 1.277 pursuant to Amendment No. 1 is hereby amended by adding the research activities attached hereto as Appendix A to Schedule 1.277.
2.Section 3.2.3(f)(i) is hereby restated and amended, effective as of the Effective Date of the Agreement, as follows:
(i) The Parties agree to conduct certain technology development activities related to the generation and evaluation of [**], in accordance with the mutually agreed research plan attached hereto as Schedule 1.277 (the “[**] Research Plan”). Each Party will provide [**] updates on such Party’s Technology Development Activities under the [**] Research Plan to the JSC. The [**] Research Plan may be updated or amended by mutual written agreement of the Parties (via the JSC and reflected in the JSC meeting minutes) from time to time. In the event of any dispute between the Parties related to an update or amendment to the [**] Research Plan, then such dispute will be deemed to be a Deadlocked Dispute and resolved in accordance with Section 2.2.3(a)(ii). Under the [**] Research Plan, Regeneron will provide [**] antibody ligands and Alnylam will provide siRNAs for the activities under the workplan.
3.Except as specifically amended herein, all other terms of the Agreement shall remain in full force and effect. The Parties may execute this Amendment No. 2 in counterparts, each of which is deemed an original, but all of which together constitute one and the same agreement. This Amendment No. 2 may be executed or delivered electronically or by facsimile transmission, and the Parties hereby agree that any electronic or facsimile signatures hereto are legal, valid and enforceable as originals.
[signatures follow]

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THIS AMENDMENT NO. 2 IS EXECUTED by the authorized representatives of the Parties as of the Amendment No. 2 Effective Date.

ALNYLAM PHARMACEUTICALS, INC.    REGENERON PHARMACEUTICALS,
INC.

By: /s/ Jeff Poulton Name: Jeff Poulton Title: Chief Financial Officer	By: /s/ Kerry Reinertsen Name: Kerry Reinertsen Title: SVP Strategic Alliances

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Appendix A
Additional Research Activities for [**] Research Plan

[**]

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